UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	February 21, 2024

THE MARCUS CORPORATION

(Exact name of registrant as
specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of The Marcus Corporation (the “Company”) amended and restated the Company’s Long-Term Incentive Plan (the “LTIP”) for the Company’s senior executives. The LTIP now includes a mix of three compensation elements: long-term performance cash awards (typically expected to constitute approximately 40% of each annual long-term incentive award), performance stock unit awards (typically expected to constitute approximately 20% of each annual long-term incentive award) and restricted stock or restricted stock units (typically expected to constitute approximately 40% of each annual long-term incentive award).

In addition, on February 21, 2024, the Committee approved 2024 annual long-term equity incentive awards for the Company’s executive officers in the form of performance cash, performance stock unit and restricted stock grants pursuant to the LTIP, with an effective date of February 22, 2024. The performance cash component’s measurement period under the LTIP will initially have a performance period of three consecutive fiscal years of the Company, which for the grants made effective February 22, 2024 will run from fiscal 2024 through fiscal 2026, and may be altered by the Committee or the Company. The performance measures for the performance cash component will initially be the Company’s three-year average return on invested capital (“ROIC”) and its three-year adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) growth rate, each of which will be measured and calculated independently of each other, but with the relative achievement of the Company’s ROIC levels weighted 75% of the targeted total pay-out amount and the Company’s relative achievement of its Adjusted EBITDA growth rate weighted 25%. Under the LTIP if the Company’s relative ROIC and/or Adjusted EBITDA growth rate over the three-year measurement period is equal to the 25th percentile of the respective Russell 2000 ROIC and/or Adjusted EBITDA growth rate over the measurement period, then the payment made to the LTIP participants will continue to be equal to 25% of the target pay-out amount for such respective performance measure. If the Company achieves performance of either or both measures equal to the 50th percentile, then the pay-out will continue to be 100% of the target pay-out amount for such respective performance measure. If the Company achieves performance of either or both measures equal to or above the 75th percentile, then the pay-out will continue to be 150% of the target pay-out amount for such respective performance measure. Performance achievements in between these percentiles will result in pro rated pay-outs based on the foregoing pay-out ratios.

The Committee also determined that the performance stock unit awards granted as part of each such award will be eligible to be earned based on the Company’s achievement of performance goals expressed in terms of (i) earnings before interest, taxes, depreciation and amortization growth rate ranking relative to the Russell 2000 Index with respect to 25% of the total number of performance stock unit awards, and (ii) average ROIC ranking relative to the Russell 2000 Index with respect to 75% of the total number of performance stock unit awards. The Committee determined these performance stock unit award performance goals will relate to the three-year performance period from fiscal 2024-2026. Under the LTIP, if the Company’s relative ROIC and/or Adjusted EBITDA growth rate over the three-year measurement period is equal to the 25th percentile of the respective Russell 2000 ROIC and/or Adjusted EBITDA growth rate over the measurement period, then the performance stock unit award amount for LTIP participants will be equal to 25% of the target award amount for such respective performance measure. If the Company achieves performance of either or both measures equal to the 50th percentile, then the award will be 100% of the target award amount for such respective performance measure. If the Company achieves performance of either or both measures equal to or above the 75th percentile, then the award will be 150% of the target award amount for such respective performance measure.

The Committee also determined that the restricted stock awards granted as part of each such award will vest with respect to half of the total number of shares of restricted stock included in such award on the second anniversary of the effective date of grant and the other half on the third anniversary of the effective date of grant.

Finally, on February 21, 2024, the Committee, in connection with the retention and considerable efforts of certain senior executives relative to the Company’s operation over the last several years during unique and trying circumstances, approved a special grant of restricted stock awards pursuant to the LTIP, with an effective date of grant of February 22, 2024, to Gregory Marcus, the Company’s Chairman, President and Chief Executive Officer, Thomas Kissinger, the Company’s Senior Executive Vice President, General Counsel and Secretary, Chad Paris, Chief Financial Officer and Treasurer and Michael Evans, the President of Marcus Hotels & Resorts (the “Special Grant”). The entire Special Grant shall vest on the fourth anniversary of the effective date of the grant.

The grant date target fair value of all awards under the LTIP to the named executive officers, including the Special Grant, ranged from $6,191,584 to $607,064.

A description of the LTIP is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the LTIP set forth above is qualified in its entirety by reference to the description filed as an exhibit hereto.

In addition to the amendment and restatement of the LTIP, and consistent with such changes, on February 21, 2024, the Committee also approved a form of The Marcus Corporation 2004 Equity and Incentive Awards Plan Performance Share Award Agreement for the Company’s senior executives (“Executive PSA Agreement”), a form of The Marcus Corporation 2004 Equity and Incentive Awards Plan Performance Share Award Agreement for the Company’s leadership (“Leadership PSA Agreement”), a new form of The Marcus Corporation 2004 Equity and Incentive Awards Restricted Stock Agreement (“RS Agreement”), a form of The Marcus Corporation 2004 Equity and Incentive Awards Plan Restricted Stock Unit Agreement (“RSU Agreement”), as well as a form of The Marcus Corporation 2004 Equity and Incentive Awards Restricted Stock Agreement for the Special Grant (the “Special Grant Agreement”). The Executive PSA Agreement, the Leadership PSA Agreement, RS Agreement, RSU Agreement and Special Grant Agreement are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2024, the Board of Directors of the Company approved amendments to the by-laws (as amended, the “By-laws”), of the Company to align the By-laws with SEC’s new requirements regarding universal proxies pursuant to Rule 14a-19 and provide clarity around the processes and procedures for the Company’s annual meeting of shareholders.

This description of the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, which are filed as Exhibit 3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.

(d)Exhibits. The following exhibit is being furnished herewith:

Exhibit Number

3.0	By-Laws of The Marcus Corporation, as amended.
10.1	The Marcus Corporation Long-Term Incentive Plan Terms, as Amended.
10.2	Form of The Marcus Corporation 2004 Equity and Incentive Awards Plan Performance Share Award Agreement (Executives).
10.3	Form of The Marcus Corporation 2004 Equity and Incentive Awards Plan Performance Share Award Agreement (Leadership).
10.4	Form of The Marcus Corporation 2004 Equity and Incentive Awards Plan Restricted Stock Agreement for awards granted after February 21, 2024.
10.5	Form of The Marcus Corporation 2004 Equity and Incentive Awards Plan Restricted Stock Unit Agreement.
10.6	Form of The Marcus Corporation 2004 Equity and Incentive Awards Plan Restricted Stock Agreement (Special Grant).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: February 27, 2024	By:	/s/ Chad M. Paris
Chad M. Paris
Chief Financial Officer and Treasurer